UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 14, 2014

MAGNEGAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road
Tarpon Springs, FL 34689
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code : (727) 934-3448

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 14, 2014, the Company received a written notification from Nasdaq that the Company has been granted an additional 180 calendar days, or until July 14, 2014, to regain compliance with the minimum $1.00 bid price per share requirement of the Rule.

As previously disclosed on the Current Report on Form 8-K filed on July 18, 2013 with the Securities and Exchange Commission, on July 15, 2013, MagneGas Corporation (the “Company”) received a written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Nasdaq”) notifying the Company that it had failed to comply with Nasdaq’s Marketplace Rule 5550(a)(2) (the “Rule”) because the bid price for the Company’s common stock over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement for continued listing.  The notification had no immediate effect on the listing of the Company’s common stock and was disclosed in a previous Form 8-K filing.

In accordance with Nasdaq’s Marketplace Rule 5810(c)(3)(A), the Company had a period of 180 calendar days, or until January 14, 2014, to regain compliance with the Rule.  At the beginning of January 2014, the Company determined that it would not be in compliant with the Rule by January 13, 2014, which would subject the Company’s common stock to delisting from The Nasdaq Capital Market.  As a result, the Company notified Nasdaq and applied for an extension of the cure period, as permitted under the original notification.  In the application, the Company indicated that it met all other continuing listing requirements for the Nasdaq Capital Market and provided written notice of its intention to cure the deficiency during the second compliance period of an additional 180 days, by various plans, including effecting a reverse stock split, if necessary.

If at any time before July 14, 2014, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Rule.

If compliance with the Rule cannot be demonstrated by July 14, 2014, Nasdaq will provide written notification that the Company’s common stock will be delisted.  At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel.

The Company will continue to monitor the bid price for its common stock and consider various options available to it if its common stock does not trade at a level that is likely to regain compliance.  These options include effecting a reverse stock split.

Item 9.01         Financial Statements and Exhibits.

(d)    Exhibits

99.1	Letter from Listing Qualifications Department of The Nasdaq Stock Market, dated as of January 14, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: January 15, 2013	By:	/s/ Ermanno Santilli
Ermanno Santilli Chief Executive Officer

3